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                                                                    EXHIBIT 28.1

                        FIFTH AMENDMENT TO FIRST AMENDED
                  AND RESTATED REVOLVING CREDIT LOAN AGREEMENT


     THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (the "AMENDMENT"), dated as of December 28, 1999, is between the Borrower (as defined below) and COMERICA BANK-TEXAS, a Texas banking association ("LENDER").

                                   RECITALS:

     Borrower and Lender have entered into that certain First Amended and Restated Revolving Credit Loan Agreement dated as of August 19, 1993 (such agreement as previously amended and/or extended and as may be hereafter amended or otherwise modified from time to time, the "AGREEMENT").

     Borrower and Lender desire to amend the Agreement as herein provided.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby. As used herein and in the Agreement, effective as of the date hereof, the term "BORROWER" shall mean, collectively, Bestway, Inc., a Delaware corporation, Bestway Rental, Inc., a Tennessee corporation, K.C. Resource Service Corporation, a Missouri corporation, and U.S. Credit-Service Corporation, a Missouri corporation, each of which are jointly and severally liable under all documents executed by them for the benefit of Lender.

                                   ARTICLE II

                                   Amendments

     Section 1 Amendment to Section 1.1. Effective as of the date hereof, certain definitions contained in Section 1.1 of the Agreement are hereby amended as follows:



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     (a)  The following definitions are hereby substituted for existing definitions of the same identity, and such existing definitions are deleted in their entirety:

          "MAXIMUM REVOLVING CREDIT LOAN" shall mean $17,500,000.00.

          "REVOLVING CREDIT NOTE" shall mean the Sixth Amended and Restated Revolving Credit Note dated December 28, 1999, in the original principal amount of $9,000,000, executed by the Borrower and payable to the order of the Bank, as renewed, extended, increased and/or modified from time to time.

          "TERMINATION DATE" shall mean February 28, 2002.

     (b) The following language is added as a new sentence to the definition of "Borrowing Base" to become the last sentence therein:

          Commencing the first day of the Borrower's year 2001 fiscal year and continuing through the last day of such 2001 fiscal year, the number "four" in part "(i)" of the preceding formula shall change to "four and three fourths (4.75)". Commencing the first day of the Borrower's year 2002 fiscal year, and continuing at all times thereafter, the number shall again revert to "four" in part "(i)" of such preceding formula.

     (c)  The following new definitions are added to Section 1.1:

          "IDLE INVENTORY PERCENTAGE" shall mean that percentage resulting from the division of (a) all Inventory which is at any time being serviced, repaired, loaned out as a replacement for a defective product or which for any reason is not being rented, by (b) total Inventory.

          "INTEREST COVERAGE RATIO" shall mean a ratio of net income before taxes (determined in accordance with GAAP) to interest expense (determined in accordance with GAAP) for the twelve-month period immediately preceding the month of determination.

     Section 2 Amendment to Section 2 Generally. Effective as of the date hereof, the reference in Section 2.1. of the Agreement to "$9,000,000" is deleted and replaced with "$17,500,000". Additionally, any other reference in
Section 2 of the Agreement, generally, to a $9,000,000 limit for the face amount of the Revolving Credit Note shall be deleted and $17,500,000 shall be substituted therefor.

     Section 3   Amendment to Section 2.2.4. Effective as of the date hereof,
Section 2.2.4 of the Agreement is amended so that all references therein to "one and one-half percent (1.50%)" shall be deleted and substituted for such wording shall be "three fourths of one percent (0.75%)."



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    Section 4  Amendment to Section 6.7. Effective as of the date hereof,
Section 6.7 is amended by restating such section in its entirety to read as follows:

          6.7 Maintain Effective Tangible Net Worth. Attain, as of each of the following respective periods an Effective Tangible Net Worth of not less than the following respective amounts:


                      Period                                          Required Minimum TNW
                      ------                                          --------------------
     As of December 31, 1999                                              $  8,500,000
     From January 31, 2000 through March 31, 2000                         $  9,200,000
     From April 30, 2000 through June 30, 2000                            $  9,500,000
     From July 31, 2000 through September 30, 2000                        $  9,800,000
     From October 31, 2000 through December 31, 2000                      $ 10,000,000
     From January 31, 2001 through March 31, 2001                         $ 10,200,000
     From April 30, 2001 through June 30, 2001                            $ 10,300,000
     From July 31, 2001 through September 30, 2001                        $ 10,500,000
     From October 31, 2001 through November 30, 2001                      $ 11,000,000
     As of and at all times after December 31, 2001                       $ 11,800,000

    Section 5  Amendment to Section 6.8.

           Effective as of the date hereof, parts "(a)" and "(b)" of Section
6.8 are restated in their entirety to read as follows in order to reflect new maximum Debt Ratios:


                    Period                                            Maximum Debt Ratio
                    ------                                            ------------------
     (a)  As of December 31, 1999 and as of
          the end of each calendar month
          thereafter through July 31, 2000                                1.50 to 1.0

     (b)  As of and at all times after August 31,
          2000                                                            2.0  to 1.0

    Section 6 Deletion of Section 6.9. Effective as of the date hereof, the existing text of Section 6.9 is deleted and is replaced by "This Section is intentionally omitted."

    Section 7 Addition of New Section 6.12. Effective as of the date hereof, a new Section 6.12 is added to read as follows:


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          6.12 Interest Coverage. Maintain, as of the end of each calendar month commencing with December 31, 1999, an Interest Coverage Ratio of not less than 1.20 to 1.0.

     Section 8 Addition of New Section 6.13. Effective as of the date hereof, a new Section 6.13 is added to read as follows:

          6.13 Idle Inventory Coverage. Maintain, at all times an Idle Inventory Percentage of not more than 35%.

     Section 9 Addition of New Section 7.17. Effective as of the date hereof the following new Section 7.17 is added to the Agreement:

          7.17 Capital Expenditures. Make any capital expenditures (as determined in accordance with GAAP) which would exceed the following limits during the following periods:

                    Period                             Maximum Total Capital Expenditures
                    ------                             ----------------------------------
     From December 28, 1999 through July 31, 2000                $3,500,000

     From August 1, 2000 through July 31, 2001                   $5,250,000

     At any time after August 1, 2001                            $1,500,000

                                  ARTICLE III

                              Conditions Precedent

     The effectiveness of this Amendment is subject to the condition that Lender shall have received as of the date hereof, in form and substance satisfactory to Lender, (a) the modified Revolving Credit Note in the form attached hereto as Exhibit A, (b) resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Amendment, and (c) written ratification of all existing subordination agreement from O'Donnell & Masur, L.P.

                                   ARTICLE IV

                                   No Waiver

     Nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Agreement, all other loan and collateral documents executed in connection with the Agreement, this Amendment, or of any other contract or instrument between


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Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Agreement, all other loan and collateral documents executed in connection with the Agreement, this Amendment and any other contract or instrument between Borrower and Lender.

                                   ARTICLE V

                       Ratifications and Other Agreements

     Section 1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, the Note, and all other loan and collateral documents executed in connection with the Agreement are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby and all other documents executed in connection with the Agreement or this Amendment to which Borrower is a party shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     Section 2 Representatives and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will no violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower or any of its properties is bound, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other documents executed in connection therewith or herewith are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) except as described in Article IV, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby. Since the date of the Agreement, there have been no amendments to any of the respective articles of incorporation or bylaws of the entities which collectively comprise the Borrower.

                                   ARTICLE VI

                                 Miscellaneous

     Section 1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.



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     Section 2 Reference to Agreement. The Agreement, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender's legal counsel.

     Section 4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender, Borrower, and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     Section 7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any obligated party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 10 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code, as amended are specifically declared by the parties not to



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be applicable to this Amendment or any of the other loan and collateral documents executed in connection with the Agreement or the transactions contemplated hereby.

     Section 11 ENTIRE AGREEMENT. THE AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT OR THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

     Executed as of the date first written above.

                                       BORROWER:

                                       BESTWAY, INC.

                                       By:
                                          --------------------------------------
                                          Beth A. Durrett
                                          Senior Vice President - Finance


                                       BESTWAY RENTAL, INC.


                                       By:
                                          --------------------------------------
                                          Beth A. Durrett
                                          Senior Vice President - Finance



                                       K.C. RESOURCE SERVICE CORPORATION


                                       By:
                                          --------------------------------------
                                          Beth A. Durrett
                                          Senior Vice President - Finance





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                               U.S. CREDIT-SERVICE CORPORATION

                               By:
                                  --------------------------------------
                                  Beth A. Durrett
                                  Senior Vice President - Finance


                               LENDER:

                               COMERICA BANK-TEXAS


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------



     The undersigned hereby (i) consents and agrees to this Amendment and (ii) confirms and agrees that any subordination agreement previously executed respectively by the undersigned for the benefit of Lender is in full force and effect and is the legal, valid and binding obligation of the undersigned and is, enforceable in accordance with its terms.


                               SUBORDINATING PARTY:

                               O'DONNELL & MASUR, L.P.

                               By: O'Donnell & Masur, a general partnership

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------




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